EXHIBIT 99.1

Booking Holdings Announces Pricing of Senior Notes Offering

NORWALK, Conn., April 8, 2020 — Booking Holdings Inc. (NASDAQ: BKNG) (“Booking Holdings”) announced today the pricing of an offering (the “Offering”) of $1,000,000,000 aggregate principal amount of its 4.100% senior notes due 2025, which are being issued at a price equal to 99.982% of their face value, $750,000,000 aggregate principal amount of its 4.500% senior notes due 2027, which are being issued at a price equal to 99.780% of their face value, and $1,500,000,000 aggregate principal amount of its 4.625% senior notes due 2030, which are being issued at a price equal to 99.834% of their face value (collectively, the “Notes”). The Notes will be senior, unsecured obligations of Booking Holdings and will not be guaranteed by any subsidiaries of Booking Holdings.

The Offering is expected to close on April 13, 2020, subject to the satisfaction of customary closing conditions.

Booking Holdings estimates that the net proceeds from the Offering will be approximately $3.23 billion, after deducting estimated offering expenses and underwriters’ discounts. Booking Holdings intends to use the net proceeds from the Offering for general corporate purposes, which may include repayment of debt, including the repayment, at maturity or upon conversion prior thereto, of its 0.35% Convertible Senior Notes due June 2020 and its 0.90% Convertible Senior Notes due September 2021.

Booking Holdings also announced today by separate press release the pricing of a private offering of $750,000,000 aggregate principal amount of its 0.75% convertible senior notes due 2025 (the “Convertible Notes”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the Convertible Notes. The completion of the Offering is not contingent on the consummation of the offering of the Convertible Notes, and the completion of the offering of the Convertible Notes is not contingent on the consummation of the Offering.

The Offering is being made pursuant to a prospectus supplement and an accompanying prospectus filed as part of an effective registration statement by Booking Holdings with the U.S. Securities and Exchange Commission (the “SEC”) on Form S-3 (File No. 333-219800). You may obtain a copy of the preliminary prospectus supplement, the accompanying prospectus, and the final prospectus supplement, when available, for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Booking Holdings, any underwriter, or any dealer participating in the Offering will arrange to send you any of those documents upon request by contacting the lead joint book-running managers for the Offering: BofA Securities, Inc. at BofA Securities, Inc., 200 North College Street NC1-004-03-43, Charlotte, NC 28255-0001 Attn: Prospectus Department, Toll-free: 1-800-294-1322, E-mail: dg.prospectus_requests@bofa.com, Deutsche Bank Securities at 1-800-503-4611, Goldman Sachs & Co. LLC at Goldman Sachs & Co. LLC, Prospectus Department, 200 West Street, New York, NY 10282, telephone: 1-866-471-2526, facsimile: 212-902-9316 or by emailing Prospectus-ny@ny.email.gs.com, or J.P.

Morgan at J.P. Morgan Securities LLC, 383 Madison Ave, New York, NY 10179 Attn- Investment Grade Syndicate Desk Tel- 212 834 4533. BNP Paribas Securities Corp., Citigroup Global Markets Inc., TD Securities (USA) LLC, Wells Fargo Securities, LLC, and U.S. Bancorp Investments, Inc. are also acting as joint book-running managers for the Offering. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the Notes, nor will there be any sale of the Notes in any state or other jurisdiction in which such offer, sale, or solicitation would be unlawful.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding the proposed offering of the Notes, the proposed offering of the Convertible Notes, and the intended use of the proceeds thereof. These forward-looking statements reflect our views regarding current expectations and projections about future events and conditions and are based on currently available information. These forward looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict, including the Risk Factors identified in our most recently filed annual report on Form 10-K, as updated by other reports we file with the SEC; therefore, our actual results could differ materially from those expressed, implied or forecast in any such forward-looking statements. Expressions of future goals and expectations and similar expressions, including “may,” “will,” “should,” “could,” “aims,” “seeks,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential,” “targets,” and “continue,” reflecting something other than historical fact are intended to identify forward-looking statements. Unless required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. However, readers should carefully review the reports and documents we file or furnish from time to time with the Securities and Exchange Commission, particularly our annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. We may not consummate the proposed offering described in this press release and, if the proposed offering is consummated, cannot provide any assurances regarding the final terms of the offer or the Notes or our ability to effectively apply the net proceeds as described above. The forward-looking statements included in this press release speak only as of the date of this press release, and we do not undertake to update the statements included in this press release for subsequent developments, except as may be required by law.

About Booking Holdings

Booking Holdings (NASDAQ: BKNG) is the world leader in online travel and related services, provided to customers and partners in over 230 countries and territories through six primary consumer-facing brands - Booking.com, KAYAK, priceline.com, agoda.com, Rentalcars.com and OpenTable. The mission of Booking Holdings is to make it easier for everyone to experience the world.

Contact Information

Leslie Cafferty, (203) 299-8128, leslie.cafferty@bookingholdings.com